UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT,
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report	May 15, 2008
(Date of earliest event reported)

TRINITY CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

New Mexico

(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 8.01. Other Events

The Company issued a press release announcing the results of its annual meeting of shareholders as well as comments made by management at the annual meeting. The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired.
None.

(b)	Pro Forma Financial Information.
None.

(d)	Exhibits.
99.1	Press Release dated May 16, 2008
99.2	2008 Annual Shareholder Meeting Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: May 16, 2008	By: /s/ Steve W. Wells
Steve W. Wells, Secretary

Exhibit 99.1

Date:	May 16, 2008
Contact:	Steve Wells, Los Alamos National Bank President, 505-662-5171

For Immediate Release

Trinity Capital Corporation

Announces Results of Annual Meeting

LOS ALAMOS, NEW MEXICO, MAY 16, 2008 — Trinity Capital Corporation (“Trinity”), the holding company for Los Alamos National Bank (“LANB”), and Title Guaranty & Insurance Company (“Title Guaranty”), held its annual meeting of shareholders on May 15, 2008. All three nominees for director were approved by a vote of at least 75% of the shareholders.  The following individuals were elected to continue to serve as directors of Trinity: Jerry Kindsfather, Steve W. Wells and Robert P. Worcester for a term expiring in 2011. The shareholders also ratified the selection of Moss Adams, LLP to serve as Trinity’s independent public accounting firm for the year ending December 31, 2008.

In addition to the business of the annual meeting, Steve W. Wells, Secretary of Trinity and President of LANB, and Daniel Bartholomew, Chief Financial Officer of Trinity and LANB discussed Trinity’s performance for the year ended December 31, 2007 and the outlook for the year ahead. Among the comments that Mr. Wells and Mr. Bartholomew made concerning Trinity’s financial performance, was the acknowledgment that Net Income and Earnings per Share increased in 2007 to the highest level in Trinity’s 44 year history. Mr. Wells stated it is the belief of both the Board and management that Trinity and LANB are well-positioned to weather the current economic climate and take advantage of opportunities that such a climate and recovery may present. Mr. Wells reviewed the Vision, Mission and Values of Trinity with the shareholders, noting that the 15% return to shareholders stated in the Vision is measured by Trinity’s Return on Average Equity. Mr. Bartholomew stated that Trinity’s Return on Average Equity was 15.6% for 2007, compared to a peer average of 10.4%. Mr. Bartholomew also noted that Trinity’s five year average Return on Average Equity was 15.85%, resulting in an increase in the book value per share of $5.10 or 60.1%.

Mr. Bartholomew discussed the slower than typical asset growth of Trinity’s Total Assets in 2007 due to uncertainty in the local and national economies. Mr. Bartholomew stated that reaching Trinity’s Vision of surpassing $2.2 billion in assets by the end of 2012 is achievable. Mr. Bartholomew stated that Trinity’s Net Income increased $3.0 million or 29.3% over the previous year. Mr. Bartholomew also reviewed the current levels for Trinity’s Allowance for Loan Losses and net charge offs. Mr. Bartholomew noted that Trinity’s efficiency ratio and overhead expense decreased in 2007 and exceeded peer levels; Mr. Bartholomew noted that for these measures, lower is better. Mr. Bartholomew discussed the Trinity stock price history and changes in price per share since January of 2007 as compared to our competitors. Mr. Wells stated that the Board of Directors is cognizant of liquidity issues with Trinity’s stock and continues to evaluate all options. Finally, Mr. Bartholomew reviewed the dividends declared stating that dividends declared in 2007 represented a 36.6% payout of current year earnings and constituting a 2.8% return based upon the last reported sale price of 2007 of $26.99.

Mr. Wells discussed the economic outlook for the financial services industry which remains volatile. Mr. Wells reiterated that LANB was not involved in subprime lending, did not purchase any pooled investment vehicles and has limited non-traditional loans. Mr. Wells stated that LANB’s adherence to its credit quality requirements along with the state and local economic conditions should allow LANB to be well-positioned to take advantage of market opportunities. Mr. Wells stated that one result of recent regulatory changes was Trinity’s divestiture of TCC Appraisal Services Corporation in May of 2008. Mr. Wells stated that while Los Alamos was not expected to grow, Santa Fe and Albuquerque continue to grow as does LANB’s market share in those areas. Mr. Wells stated that in 2007, LANB was the 4th largest depository bank in New Mexico and, with only 2 offices, LANB became the largest deposit market share holder in Santa Fe County. Mr. Wells discussed the observation that Los Alamos National Laboratory’s management and funding has stabilized and that several projects are poised to further diversify the local economy.

Mr. Wells reviewed some of Trinity’s milestones from 2007 and initiatives for 2008. Among the milestones were: expansion of Locals Care program to Los Alamos, receiving a full charter for our Loan Production Office in Albuquerque, receiving an “Outstanding” Community Reinvestment Act (CRA) rating from our regulators, being recognized with many awards – including the 2007 Ethics in Business Award. Mr. Wells discussed that Trinity is working on several major initiatives for 2008, including: construction of the Cerrillos Road office which is scheduled to open in early 2009; exploring opportunities and strategies for expansion into Albuquerque; redesigning the functionality, capabilities and features on our website and online banking; providing new options for electronic services such as kiosks and advanced ATMs; brand development and expression; and providing additional products and services to serve the needs of our customers.

A copy of the investor presentation presented at the Annual Shareholder Meeting can be found on Trinity’s website (www.lanb.com/tcc/annual.asp).

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Trinity is a bank holding company with $1.433 billion in total assets and has 289 employees. LANB is currently in its 45th year of operation, and offers financial services at its main office in Los Alamos, an office in White Rock, two offices in Santa Fe and a loan production office in Albuquerque. LANB also operates a network of 28 automatic teller machines throughout northern New Mexico. Title Guaranty & Insurance Company offers its services from its offices in Los Alamos and Santa Fe.

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This document contains, and future oral and written statements of Trinity and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Trinity. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Trinity’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Trinity undertakes no obligation to update any statement in light of new information or future events. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Trinity and its business, including additional factors that could materially affect Trinity’s financial results, is included in Trinity’s filings with the Securities and Exchange Commission.